Exhibit 99.1

News
Media Relations Rich Badmington T +1 410.531.4370 rich.badmington@grace.com	Investor Relations Jeremy Rohen T +1 410.531.8234 jeremy.rohen@grace.com

Grace Elects Bill Dockman as
Senior Vice President and Chief Financial Officer

COLUMBIA, MD. – May 8, 2019 – W. R. Grace & Co. (NYSE: GRA) today announced that its Board of Directors elected William C. Dockman as Senior Vice President and Chief Financial Officer, effective immediately. Mr. Dockman had been serving as interim CFO since May 2018.

“Bill has done a terrific job leading our finance team and helping drive our growth and financial performance over the past 12 months as interim CFO,” said President and Chief Executive Officer Hudson La Force. “After conducting a comprehensive search that identified several strong candidates for the position, we concluded that Bill is the ideal person for this key leadership role given his deep knowledge of Grace and our global businesses, as well as his financial operations experience. I am confident he will be instrumental in helping us achieve our growth and profitability goals. I look forward to continuing to work closely with Bill to create significant value for our customers, investors and employees.”

During Mr. Dockman’s 20-year career with Grace, he has held significant leadership roles in the growth and transformation of the company, including the 2016 tax-free spin-off of Grace’s Construction Products and packaging businesses, the consolidation and reorganization of the global finance organization following the spin, the development of Grace’s shared services center in Manila, and over 30 acquisitions and divestitures.

Mr. Dockman most recently was Vice President, Controller, and Chief Accounting Officer. Previously, he served as Chief Financial Officer of Advanced Refining Technologies (ART), Grace’s joint venture with Chevron, and before that as Director, Financial Planning and Analysis. Prior to joining Grace in 1999, Mr. Dockman held finance leadership roles at MedStar Health, KPMG, and the University of Maryland Medical System. He earned a B.A. in Accounting from Towson University and an MBA from the University of Baltimore.

About Grace

Built on talent, technology, and trust, Grace is a leading global supplier of catalysts and engineered materials. The company’s two industry-leading business segments-Catalysts Technologies and Materials Technologies-provide innovative products, technologies, and services that enhance the products and processes of our customers around the world. With approximately 3,900 employees, Grace operates and/or sells to customers in over 70 countries. More information about Grace is available at grace.com.

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This announcement contains forward-looking statements, that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. Forward-looking statements include, without limitation, expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. For these statements, Grace claims the protections of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Like other businesses, Grace is subject to risks and uncertainties that could cause its actual results to differ materially from its projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to differ materially from those contained in the forward-looking statements include, without limitation: risks related to foreign operations, especially in emerging regions; the costs and availability of raw materials, energy and transportation; the effectiveness of its research and development and growth investments; acquisitions and divestitures of assets and businesses; developments affecting Grace’s outstanding indebtedness; developments affecting Grace's pension obligations; its legal and environmental

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proceedings; environmental compliance costs; the inability to establish or maintain certain business relationships; the inability to hire or retain key personnel; natural disasters such as storms and floods, and force majeure events; changes in tax laws and regulations; international trade disputes, tariffs, and sanctions; the potential effects of cyberattacks; and those additional factors set forth in Grace's most recent Annual Report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, which have been filed with the Securities and Exchange Commission and are readily available on the internet at www.sec.gov. Reported results should not be considered as an indication of future performance. Readers are cautioned not to place undue reliance on Grace's projections and forward-looking statements, which speak only as of the dates those projections and statements are made. Grace undertakes no obligation to release publicly any revision to the projections and forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

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